UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2007

SONIC SOLUTIONS
(Exact name of registrant as specified in its charter)

California	23190	93-0925818
(State or other jurisdiction of organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Rowland Way, Suite 110 Novato, CA		94945
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	(415) 893-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Sonic Solutions (the “Company”) announced today that it has commenced a voluntary review of its historical and current stock option grant practices and related accounting. The review was initiated by management and is being conducted by the audit committee of the board of directors, comprised solely of independent directors, with the assistance of independent legal counsel. The audit committee and Company management have been discussing this ongoing review with the Company’s current and former independent registered public accounting firms and have voluntarily informed the Securities and Exchange Commission of the review.

Based on the review to date, the audit committee and Company management have preliminarily concluded that, under applicable accounting guidance, the Company lacks sufficient documentation for certain historical option grants and that the measurement dates associated with these option grants may need to be adjusted. Based also on this review, the Company believes that its current options granting practices are generally acceptable and meet relevant standards for properly documenting grant dates.

The audit committee continues to analyze the impact of this issue, but believes it will result in significant non-cash charges. These charges will principally affect prior fiscal years, and the Company believes that the accounting adjustments will not have any impact on previously reported cash positions or revenues. The Company has not yet determined the amount or materiality of any such non-cash charges, any resulting cash charges associated with tax issues, or accounting or other consequences. Although the timeframe for completing the review is uncertain, the Company continues to be focused on completing this review in a timely manner. Based on the preliminary conclusions of the review, the audit committee and management believe that the Company will need to restate its previously issued financial statements in order to record additional non-cash charges for stock-based compensation expense. However, given that the audit committee review is still ongoing, the audit committee has not yet determined which years or periods will need to be restated.

Accordingly, on January 31, 2007, the audit committee, after consultation with management and the Company’s board of directors, determined that the Company’s annual and interim financial statements should no longer be relied upon. Given these circumstances, the Company expects that it will not be in a position to file its Quarterly Report on Form 10-Q for the quarter ended December 31, 2006 in a timely manner. The Company plans to become current in its periodic reports required under the Securities Exchange Act of 1934, as amended, as soon as practicable following the completion of the audit committee’s review and any required restatement of the Company’s financial statements.

The audit committee of the Company’s board of directors has discussed the matters disclosed in this Item 4.02(a) with the Company’s current and former independent registered public accounting firms.

A copy of the press release relating to this announcement is attached hereto as Exhibit 99.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

d. Exhibits

The following exhibit is furnished with this Current Report on Form 8-K:

Exhibit	Description

99.1	Press release dated February 1, 2007, regarding review of stock option accounting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SONIC SOLUTIONS

By:	/s/ David C. Habiger
Name: David C. Habiger
Title: President and Chief Executive Officer
(Principal Executive Officer)

Date: February 1, 2007